Exhibit 25

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) [                    ]

BNY MIDWEST TRUST COMPANY
(formerly known as CTC Illinois Trust Company)
(Exact name of trustee as specified in its charter)

Illinois	36-3800435
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)
2 North LaSalle Street Suite 1020 Chicago, Illinois	60602
(Address of principal executive offices)	(Zip code)

ArvinMeritor, Inc.
(Exact name of obligor as specified in its charter)

Indiana	38-3354643
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Arvin International Holdings, LLC
(Exact name of obligor as specified in its charter)

Delaware	90-0218822
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Arvin Technologies, Inc.
(Exact name of obligor as specified in its charter)

Michigan	38-3349979
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

ArvinMeritor Assembly, LLC
(Exact name of obligor as specified in its charter)

Delaware	38-3617889
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

ArvinMeritor Brake Holdings, Inc.
(Exact name of obligor as specified in its charter)

Delaware	25-1251994
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

ArvinMeritor Filters Holding Co., LLC
(Exact name of obligor as specified in its charter)

Delaware	38-2060287
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

ArvinMeritor Filters Operating Co., LLC
(Exact name of obligor as specified in its charter)

Delaware	73-1305936
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

ArvinMeritor Holdings Mexico, Inc.
(Exact name of obligor as specified in its charter)

Delaware	98-0439989
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

ArvinMeritor International Holdings, LLC
(Exact name of obligor as specified in its charter)

Delaware	36-2185923
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

ArvinMeritor OE, LLC
(Exact name of obligor as specified in its charter)

Delaware	38-3622443
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Euclid Industries, LLC
(Exact name of obligor as specified in its charter)

Delaware	38-3442143
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Meritor Heavy Vehicle Braking Systems (U.S.A.), Inc.
(Exact name of obligor as specified in its charter)

Delaware	38-3441039
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Meritor Heavy Vehicle Systems, LLC
(Exact name of obligor as specified in its charter)

Delaware	38-3371768
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Meritor Heavy Vehicle Systems (Mexico), Inc.
(Exact name of obligor as specified in its charter)

Delaware	38-3436042
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Meritor Heavy Vehicle Systems (Singapore) Pte., Ltd.
(Exact name of obligor as specified in its charter)

Delaware	25-1407192
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Meritor Technology, Inc.
(Exact name of obligor as specified in its charter)

Delaware	98-0272396
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
2135 West Maple Road Troy, Michigan	48084-7186
(Address of principal executive offices)	(Zip code)
4.625% Convertible Senior Notes due 2026
(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Office of Banks & Trust Companies of the State of Illinois	500 E. Monroe Street Springfield, Illinois 62701-1532
Federal Reserve Bank of Chicago	230 S. LaSalle Street Chicago, Illinois 60603

(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

2.	Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
      None.

16.	List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

2,3.	A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
      Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 22nd day of May, 2006.

BNY Midwest Trust Company

By:	/s/ J. Bartolini

Name: J. Bartolini
Title: Vice President

Exhibit 7 to T-1
DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION
Division of Banks and Real Estate
CONSOLIDATED REPORT OF CONDITION
OF
BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602
      Including the institution’s domestic and foreign subsidiaries completed as of the close of business on December 31, 2005, submitted in response to the call of the Illinois Department of Financial and Professional Regulation.

			Thousands of Dollars

			(000)
	ASSETS
1.	Cash and Due from Depository Institution		62,643
2.	U.S. Treasury Securities		-0-
3.	Obligations of States and Political Subdivisions		-0-
4.	Other Bonds, Notes and Debentures		-0-
5.	Corporate Stock		-0-
6.	Trust Company Premises, Furniture, Fixtures and Other Assets Representing Trust Company Premises		515
7.	Accounts Receivable		2,871
8.	Goodwill		86,816
9.	Intangibles		-0-
10.	Other Assets		864
	(Itemize amounts greater than 15% of Line 10)
	Income Taxes Receivable	766
11.	TOTAL ASSETS		153,709

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION
Division of Banks and Real Estate
CONSOLIDATED REPORT OF CONDITION
OF
BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602

			Thousands of Dollars

	LIABILITIES
12.	Accounts Payable		28
13.	Taxes Payable		0
14.	Other Liabilities for Borrowed Money		25,425
15.	Other Liabilities		18,755
	(Itemize amounts greater than 15% of Line 14)
	Reserve for Taxes	18,048
16.	TOTAL LIABILITIES		44,208

	EQUITY CAPITAL
17.	Preferred Stock		-0-
18.	Common Stock		2,000
19.	Surplus		67,130
20.	Reserve for Operating Expenses		-0-
21.	Retained Earnings (Loss)		40,371
22.	TOTAL EQUITY CAPITAL		109,501
23.	TOTAL LIABILITIES AND EQUITY CAPITAL		153,709

I,	Robert L. DePaola, Vice President
(Name and Title of Officer Authorized to Sign Report)
of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

/s/ Robert L. DePaola

(Signature of Officer Authorized to Sign Report)